Exhibit 10.1

NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

THIS NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT (“Agreement”) is entered into as of July 13, 2012, by and among Broadcast International, Inc., a Utah corporation (the “Company”), BI Acquisitions, Inc., a Utah Corporation (“BIA”), Interact Devices, Inc., a California corporation (“IDI” and, with the Company and BIA, each an “Issuer” and collectively the “Issuers”), Amir L. Ecker as Collateral Agent (the “Collateral Agent”), and the parties indicated as Purchasers on the signature page hereof (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, the Issuers desire to issue and sell, and the Purchasers desire to purchase, an aggregate principal amount of a minimum of $1,900,000 and a maximum of $3,000,000 of Senior Secured Convertible Promissory Notes to be issued by the Issuers in one or a series of notes in substantially the form attached hereto as Exhibit A (the “Notes”); and

WHEREAS, to secure the prompt payment and performance of their respective obligations hereunder and under the terms of the Notes, each of the Issuers has agreed to grant a security interest in certain of its assets as described herein in favor of the Collateral Agent for the benefit of the Purchasers.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Purchase and Sale of Notes.

1.1           Purchase and Sale of Notes.  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Issuers shall sell, issue, and deliver to each Purchaser, and each such Purchaser shall purchase, a Note in the aggregate principal amount indicated on the schedule attached hereto as Exhibit B.

1.2           Issuance of Warrants.  As an inducement to each Purchaser to purchase a Note, and as a condition of such purchase, and in an amount specified in Exhibit B, the Company shall issue to each Purchaser without additional consideration a warrant to purchase 200,000 shares of the Company’s common stock, par value $0.05 per share (“Common Stock”), at an exercise price of $0.25 per share, for each $100,000 of principal amount of such Purchaser’s Note, which warrant shall be in the form of one or more warrants substantially in the form attached hereto as Exhibit C (each, a “Warrant”).  The Notes, the Warrants, the shares of Common Stock into which the Notes are convertible (the “Conversion Shares”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) are sometimes hereinafter collectively referred to as the “Securities.”

1.3           Purchase Price.  The purchase price of each Note and Warrant (the “Purchase Price”) shall be equal to the principal amount of such Note, and the parties agree that no amount of the purchase price shall be allocated to the purchase of the Warrant.

1.4           Maturity.  Each Note shall mature and be due and payable in full on July 13, 2013 (the “Maturity Date”).

1.5           Repayment.  The Issuers hereby jointly, severally, and unconditionally promise to pay to each Purchaser the principal amount of such Purchaser’s Note and any unpaid interest thereon on the Maturity Date, unless such Note has been paid in full on an earlier date pursuant to the terms of Section 1.8 below.

1.6           Interest.  Interest on each Note shall accrue from the date of issuance until payment in full of all amounts payable hereunder, at an annual rate equal to one percent (1.0%) per month, compounded annually (the “Interest Rate”), and payable on the Maturity Date.  Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed.  From and after the occurrence of any Event of Default (as defined in the Notes) and during the pendency thereof, the Interest Rate shall be an annual rate equal to one and three-quarters percent (1.75%) per month, compounded annually.

1.7           Collateral.  To secure the prompt payment of the Notes pursuant to their terms, the Issuers shall grant to the Collateral Agent a security interest in certain property of the Issuers pursuant to Section 3.2 below.

1.8           Prepayment.

(a)              Subject in all respects to the provisions of Section 1.8(b), the Issuers at any time and from time to time may voluntarily prepay the Notes, in whole or in part, upon at least twenty (20) Business Days’ advance written notice to the Purchasers of such prepayment and not later than 10:00 A.M. on the date of prepayment.  Prepayments of principal under the Notes shall be accompanied by accrued and unpaid interest on the prepaid amount.  Any prepayment of principal shall be made pro rata to all Purchasers.

(b)              Subject to the provisions of Section 1.8(c), as a condition to any prepayment of principal under the Notes, whether such prepayment is voluntary or involuntary (including a prepayment resulting from the occurrence of an Event of Default and an acceleration of the Secured Obligations, as provided in the Notes), the Issuers shall pay to the Purchasers pro rata a prepayment privilege fee (the “Prepayment Premium”) equal to a three percent (3.0%) of the principal amount of the Notes that is prepaid.  The Issuers acknowledge that the foregoing Prepayment Premium represents a reasonable and fair estimate for the loss that the Purchasers may sustain from the prepayment of the Notes, and further acknowledge that, except as specifically provided herein and in Section 1.8(c), they have no right to optionally prepay the Notes in whole or in part without paying the foregoing Prepayment Premium including, without limitation, following acceleration pursuant to the Notes.

(c)              Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance, all accrued and unpaid interest, and other sums in respect of the Notes shall immediately become due and payable in the event that any of the Issuers issues any shares of its Capital Stock (as defined below) or Options or Convertible Securities (as such terms are defined in the Warrant), other than Exempted Securities (as defined in the Warrant) or Warrant Securities. or incurs any indebtedness for borrowed money.

2.           Closing, Delivery and Payment.

2.1           Closing.  The transactions contemplated by this Agreement may be effectuated at one or more closings (each, a “Closing”), the initial Closing of which shall take place at 10:00 a.m. on July 13, 2012 (the “Initial Closing Date”), at the offices of Holland & Hart, 222 S. Main Street, Suite 2200, Salt Lake City, Utah 84101, or at such other time or place as the Company and the Purchasers may mutually agree, with such other subsequent Closings at such other times and places as the Company and the Purchasers shall determine; provided, that no closing will occur after August 30, 2012.

2.2           Delivery and Payment.  At or prior to the Closing, subject to the terms and conditions hereof, the Issuers shall deliver to each Purchaser the applicable Note and the applicable Warrant, against payment by such Purchaser of the amount of the Purchase Price payable by such Purchaser (i) by wire transfer (to the account identified by the Company) or other immediately available funds or (ii) by surrender of one or more Senior Secured Promissory Notes issued by the Issuers in December 2011 (each, a “Prior Note” and collectively the “Prior Notes”) in the aggregate principal amount of the Note to be issued, accompanied by an executed Note Exchange Agreement substantially in the form of Exhibit D hereto.

3.           Security Interests.

3.1           Definitions.  Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.  The following terms, as used herein, have the meanings set forth below:

“Collateral” shall mean and include:

(a)              all Receivables;

(b)              all Equipment;

(c)              all General Intangibles;

(d)              all Inventory;

(e)              all Investment Property;

(f)              all Subsidiary Stock;

(g)              all Leasehold Interests;

(h)              all Intellectual Property;

(i)               all of each Issuer’s right, title, and interest in and to, whether now owned or hereafter acquired and wherever located:  (i) its respective goods and other property (ii) all of each Issuer’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Issuer from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Secured Obligations; (v) all of each Issuer’s contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Issuer, all real and personal property of third parties in which such Issuer has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property, or real property now owned or hereafter acquired in which any Issuer has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Issuer;

(j)               all of each Issuer’s ledger sheets, ledger cards, files, correspondence, records, customer lists, books of account, business papers, computers, computer software (owned by any Issuer or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f), (g), (h), or (i) of this Paragraph; and

(k)              all proceeds and products of (a), (b), (c), (d), (e), (f), (g), (h), (i), and (j) in whatever form, including, but not limited to:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds;

provided, that the Collateral shall not include any and all equipment that is subject to a security interest that has been granted in such equipment as of the date hereof in favor of Hitachi Capital America Corp.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services, or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Issuer, pursuant to which such Issuer is to deliver any personal property or perform any services.

“Encumbrance” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Equipment” shall mean and include as to each Issuer all of such Issuer’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“General Intangibles” shall mean and include as to each Issuer all of such Issuer’s general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Issuer to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information, and proprietary rights and processes owned by any of the Issuers.

“Investment Property” shall mean and include as to each Issuer, all of such Issuer’s now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

“Inventory” shall mean and include as to each Issuer all of such Issuer’s now owned or hereafter acquired goods, merchandise, and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Issuer’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Law” means any treaty, foreign, federal, state, or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, in each case as amended, and any judicial or administrative interpretation thereof by a governmental authority or otherwise, including any judicial or administrative order, consent decree, or judgment.

“Leasehold Interest” shall mean the interest of a Issuer as a lessee of real property.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets, operations, or results of operations of the Issuers taken as a whole.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association, or any other entity and any domestic or foreign national, state, or local government, any political subdivision thereof, and any department, agency, authority, or bureau of any of the foregoing.

“Receivables” shall mean and include, as to each Issuer, all of such Issuer’s accounts, contract rights, instruments (including those evidencing indebtedness owed to such Issuer by any other Issuer), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Issuer arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Collateral Agent hereunder.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.

“Subsidiary Stock” shall mean all of the issued and outstanding Equity Interests of any Person owned by an Issuer.

“Transaction Documents” means this Agreement, the Notes, the Warrants and the Note Exchange Agreements, by and among the Company, the Collateral Agent and the other parties thereto, and all other documents or instruments contemplated by any of the foregoing or otherwise made or delivered in connection herewith or therewith of even date herewith.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania, and as the same may be amended from time to time hereafter; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction, as the same may be amended from time to time hereafter, for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

3.2           Grant of Security.  Each Issuer hereby assigns, pledges, and grants to the Collateral Agent for its benefit and for the ratable benefit of each Purchaser a continuing security interest in and to and lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever.  Each Issuer shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Collateral Agent’s security interest and shall cause its financial statements to reflect such security interest.  Each Issuer shall promptly provide the Collateral Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, such Issuer shall be deemed to hereby grant to the Collateral Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

3.3           Security for Secured Obligations.  The provisions of Section 3 hereof secure the payment and performance of any and all obligations of the Issuers arising under or in respect of the Notes (the “Secured Obligations”).  The term “obligations” is used herein in the broadest sense possible, and includes all payment and performance obligations of the Issuers arising under the Notes or the other Transaction Documents, whether in respect of principal, interest, expenses hereunder or under any Transaction Document, fees, or any other amount and whether accruing before or after judgment or the commencement of any bankruptcy or insolvency proceedings in respect of the Issuers or any other Person, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Issuers may be liable individually or jointly with others, whether recovery thereon may be or hereafter becomes barred by any statute of limitations or whether any of the foregoing may be or hereafter becomes otherwise unenforceable.  The Collateral Agent agrees that upon indefeasible payment in full of all of the Secured Obligations, this Section 3 will be given no further force or effect and the Collateral Agent will release any financing statements naming the Issuers as debtor.

3.4           Further Assurances.

(a)              The Issuers agree that from time to time, at the expense of the Issuers, the Issuers shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Issuers shall (i) at the request of the Collateral Agent, mark conspicuously each document and agreement included in the Collateral, and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the lien granted hereby, (ii) if any Collateral shall be, or shall be evidenced by, a promissory note or other instrument or chattel paper, deliver such item to the Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, and (iii) execute and file or record, as applicable, such financing statements, amendments thereto, continuation statements, agreements granting control to the Collateral Agent over all or any portion of the Collateral, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request from time to time in order to perfect and preserve the lien granted or purported to be granted hereby, all in form and substance reasonably satisfactory to the Collateral Agent.  Each Issuer hereby authorizes the Collateral Agent, where permitted by Law, to file any financing statement, amendment thereto, or continuation statement, without such Issuer’s signature thereon.  Each Issuer hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and all Persons designated by the Collateral Agent for that purpose) as such Issuer’s true and lawful attorney-in-fact to sign the name of such Issuer on any financing statement or other writing necessary or requested by the Collateral Agent to perfect its lien on or in any of the Collateral or to maintain the perfection thereof.

(b)              The Issuers shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Collateral Agent may reasonably request, all in reasonable detail.  Without limiting the generality of the foregoing, the Issuers shall, from time to time, execute and deliver to the Collateral Agent, in such form and manner as the Collateral Agent may reasonably require, solely for the Collateral Agent’s convenience in maintaining records of the Collateral, such confirmatory schedules of Accounts Receivable, and such other appropriate reports designating, identifying, and describing the Accounts Receivable, as the Collateral Agent may reasonably request.  In addition, upon the Collateral Agent’s request, the Issuers shall provide the Collateral Agent with copies of agreements with, or purchase orders from, the Issuers’ customers, of invoices to customers and proof of shipment or delivery and such other documentation and information relating to the Accounts Receivable and other Collateral as the Collateral Agent may from time to time reasonably request.  Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify, or otherwise limit the lien granted herein.  The Issuers hereby authorize the Collateral Agent to regard the Issuers’ printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by an authorized officer or agent of the Issuers.

(c)              The Issuers agree to maintain such books and records regarding the Collateral as the Collateral Agent may reasonably require, and agrees that the books and records of the Issuers will reflect the Collateral Agent’s liens on and in the Collateral.  All of the books and records of the Issuers, including any records handled or maintained for the Issuers by any other Person, shall be made available to the Collateral Agent or any of its representatives, during normal business hours and upon reasonable notice.  The Issuers shall not (i) change the location of their respective chief executive offices/chief places of business from that specified in Schedule 3.4(c) hereto or remove their books and records from the location specified in in Schedule 3.4(c) hereto, (ii) change their respective names (including the adoption of any new trade names), jurisdictions of incorporation, identities or corporate structure, or (iii) change the location of any other Collateral to a location not listed in in Schedule 3.4(c) hereto, unless, in any such case, it shall have provided at least thirty (30) days’ prior written notice to the Collateral Agent of any such change.  The Issuers shall from time to time notify the Collateral Agent of each location at which any portion of the Collateral or such books and records are to be kept for temporary processing, storage or similar purposes.  No action requiring notice to the Collateral Agent under this paragraph shall be effected until such filings and other measures as may be required under applicable law to continue uninterrupted the perfected lien of the Collateral Agent on and in the Collateral affected thereby shall have been taken, and until the Collateral Agent shall have received such opinions of counsel with respect thereto as it may have reasonably requested.

(d)              The Issuers shall defend the Collateral against all claims and demands of all Persons claiming an interest therein.  The Issuers shall pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent that (i) the Issuers are, in good faith and by appropriate proceedings, contesting the validity thereof and (ii) the Collateral that is the subject thereof is not in imminent risk of seizure, levy, sale, execution, or other process.

(e)              The Issuers confirm to the Collateral Agent that any and all taxes or fees relating to its business are its sole responsibility and shall be paid by the Issuers when due and that none of said taxes or fees represent an Encumbrance on the Collateral.  The Issuers shall maintain their respective status as validly existing corporations, and shall remain qualified to do business and in good standing in all states and other jurisdictions in which the failure to be so qualified and in good standing would have a Material Adverse Effect or a material adverse effect on the ability of the Issuers to enforce collection of Accounts Receivable due from customers residing in such locations.

3.5           Actions Affecting the Collateral.

(a)              Except with the Collateral Agent’s prior written consent, the Issuers shall not sell or otherwise dispose of any Collateral.

(b)              The Issuers shall take all necessary action to ensure that one or more of Issuers are (or, at all times after additional Collateral is acquired by any Issuer, will be) the absolute owner of the Collateral, with full right to create a lien thereon, free and clear of any and all claims or Encumbrances in favor of others other than the lien in favor of the Collateral Agent created hereby or any creditor pursuant to the terms of the Waiver Agreement.  The Issuers shall not grant, create, or permit to exist any Encumbrance upon all or any portion of the Collateral, or any proceeds thereof, in favor of any other Person other than the Collateral Agent, and shall not create, or permit to exist, any obligations that are secured thereby.

(c)              The Issuers shall not use, or permit any of the Collateral in its possession or subject to its control to be used, for any unlawful purpose or in violation of any applicable law.

(d)              Subject to the other provisions of this Agreement, each Issuer shall continue to collect, at its own expense, all amounts due or to become due to such Issuer under the Collateral.  Subject to the other provisions of this Agreement, each Issuer shall continue to collect, at its own expense, all amounts due or to become due to such Issuer under the Collateral.  In connection with such collections, the Issuers may take (and, at the Collateral Agent’s direction, shall take) such action as the Issuers or the Collateral Agent may deem necessary or advisable to enforce collection thereof.  Upon the occurrence and during the continuation of any Event of Default, all amounts and proceeds (including instruments) received by the Issuers in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property of the Issuers and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral or to be applied as provided by Section 3.10(d), as determined by the Collateral Agent.  In connection with such collections, the Issuers may take (and, at the Collateral Agent’s direction, shall take) such action as the Issuers or the Collateral Agent may deem necessary or advisable to enforce collection thereof.  Upon the occurrence and during the continuation of any Event of Default, all amounts and proceeds (including instruments) received by the Issuers in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property of the Issuers and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral or to be applied as provided by Section 3.10(d), as determined by the Collateral Agent.

(e)              The Issuers covenant and agree that none of them shall sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Issuers’ Intellectual Property.

3.6           Attorney-in-Fact.  Each Issuer hereby irrevocably appoints the Collateral Agent as such Issuer’s attorney-in-fact, with full power of substitution and with full authority in the place and stead of and in the name of such Issuer, the Collateral Agent, or otherwise, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:  (a) to perform or cause the performance of any obligation of the Issuers hereunder; (b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse, assign, and collect any and all checks, notes, drafts, and other negotiable and non-negotiable instruments, documents, and chattel paper in connection with clause (b) or (c) of this Section 3.6, and each Issuer waives notice of presentment, protest, and non-payment of any instrument, document, or chattel paper so endorsed or assigned; (d) to file any claims, take any action, or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent or the Issuers with respect to any of the Collateral; (e) to sell, transfer, assign, or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if the Collateral Agent was the absolute owner thereof; (f) to receive, open, and dispose of all mail addressed to any of the Issuers and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; and(g) to transmit to customers indebted on Accounts notice of the Collateral Agent’s interest therein and to notify customers indebted on Accounts to make payment directly to the Collateral Agent for the respective Issuer’s account .  The Issuers hereby ratify and approve all acts of the Collateral Agent taken pursuant to the foregoing appointment, other than acts of the Collateral Agent constituting gross negligence or willful misconduct, and the Collateral Agent, as the Issuers’ attorney-in-fact, will not be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, other than those that result from the Collateral Agent’s gross negligence or willful misconduct.  The foregoing power, being coupled with an interest, is irrevocable for so long as this Agreement remains in effect.  The Issuers also authorize the Collateral Agent, at any time and from time to time, (i) to request from customers indebted on Accounts Receivable, in the name of the Collateral Agent or the Issuers or that of the Collateral Agent’s designee, information concerning the amounts owing on the Accounts Receivable, and (ii) to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto.

3.7           Collateral Agent May Perform.  If any Issuer fails to perform any agreement contained herein, the Collateral Agent may perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Purchasers under Section 9.1(f).

3.8           Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Without limiting the generality of the foregoing, the Collateral Agent shall have no obligation to ascertain or to initiate any action with respect to or to inform the Issuers of maturity dates, conversion, call or exchange rights, offers to purchase the Collateral or any similar matters, notwithstanding the Collateral Agent’s knowledge.  The Collateral Agent shall have no duty to initiate any action to protect against the possibility of a decline in the value of the Collateral.

3.9           Events of Default.  An “Event of Default” has the meaning set forth in the Notes.

3.10         Remedies upon an Event of Default.

(a)              If any Event of Default has occurred and is continuing, in addition to any and all other rights and remedies provided for herein or otherwise available to the Collateral Agent, the Collateral Agent shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which the Collateral is located, and also may (i) require the Issuers to, and the Issuers hereby agree that they shall at their expense and upon the request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place, to be designated by the Collateral Agent, that is reasonably convenient to both parties, (ii) enter the premises where any of the Collateral is located and take and carry away all or any portion of the Collateral, by any of its representatives, with or without legal process, to a place of storage, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Collateral Agent may deem commercially reasonable, without assumption of any credit risk.  The Collateral Agent may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, at any private sale; and shall have the right to credit against the amount of the bid made therefor the amount payable to the Collateral Agent out of the net proceeds of such sale.

(b)              The Issuers agree that, to the extent that notice of sale shall be required by law, at least ten (10) Business Days’ notice to the Issuers of the time and place of any public or private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.  If sale of all or any part of the Collateral is made on credit or for future delivery (i) the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, (ii) the Secured Obligations shall be reduced only to the extent that payment is actually received by the Collateral Agent in respect of such sale, and (iii) the Collateral Agent shall not incur any liability if any purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(c)              Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Collateral Agent may, to the extent permitted by law, (i) remove from any premises where they may be located any and all documents, instruments, files, and records, and any receptacles or cabinets containing same, relating to the Collateral or the Collateral Agent may use, at the Issuers’ expense, any of the Issuers’ personnel, supplies or space at the Issuers’ places of business or otherwise, as may be necessary to properly administer and control the Collateral and (ii) bring suit, in the name of the Issuers or the Collateral Agent, and generally shall have all other rights respecting said Collateral.

(d)              All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and all payments made in respect of the Collateral and received by the Collateral Agent may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for the Secured Obligations or may be applied (after payment to the Collateral Agent of the reasonable expenses, including reasonable attorneys’ fees and expenses, expert witnesses’ and consultants’ reasonable fees and expenses, and other amounts payable under Section 9.1(f)) at any time in whole or in part by the Collateral Agent against all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, in its sole discretion.  Any surplus of such payments held by the Collateral Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the Issuers or to whomsoever may lawfully be entitled to receive such surplus.

(e)              The Collateral Agent may use (and each Issuer hereby grants a license to use), in connection with any assembly, preparation for disposition, or disposition of the Collateral, any of the Intellectual Property used by the Issuers, without payment or additional compensation therefor.

(f)              For the purposes of determining the rights of any purchaser of Collateral, recitals contained in any conveyance to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Secured Obligations and advertisement and conduct of such sale in the manner provided herein; and the Company hereby ratifies and confirms all legal acts that the Collateral Agent may do in carrying out the provisions of this Agreement.  Any sale of the Collateral or any part thereof pursuant to the provisions of this Section 3 shall operate to divest all right, title, interest, claim, and demand of the Issuers in and to the property sold and shall be a perpetual bar against the Issuers.  Nevertheless, if requested by the Collateral Agent so to do, the Issuers shall join in the execution, acknowledgment, and delivery of all proper conveyances, assignments, and transfers of the property so sold.  It shall not be necessary for the Collateral Agent to have physically present or constructively in its possession any of the Collateral at any such sale, and the Collateral Agent shall deliver all of the Collateral under its control to the purchaser thereof at such sale on the date of sale and, if it should be impossible or impracticable then to take actual delivery of the Collateral, the title and right of possession to that Collateral shall pass to the purchaser at such sale as completely as if such Collateral had been actually present and delivered.

3.11         Allocation of Payments After Event of Default.  Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Collateral Agent on account of the Secured Obligations or any other amounts outstanding under any of the other Transaction Documents or in respect of the Collateral may, at Collateral Agent’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Collateral Agent in connection with enforcing its rights and the rights of the Purchaserss under this Agreement and the other Transaction Documents and any protective advances made by the Collateral Agent with respect to the Collateral under or pursuant to the terms of this Agreement;

SECOND, to payment of any fees owed to the Collateral Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Purchasers to the extent owing to such Purchaser pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Secured Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Secured Obligations;

SIXTH, to all other Secured Obligations and other obligations which shall have become due and payable under the other Transaction Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Purchasers shall receive an amount equal to its pro rata share (based on the proportion that the Purchase Price paid by such Purchaser bears to the aggregate Purchase Price of all Notes) of amounts available to be applied pursuant to clauses “FOURTH”, “FIFTH” and “SIXTH” above.

4.           Representations and Warranties of the Company.

Each Issuer (unless a representation and warranty specifies that it is made by fewer than all of the Issuers) hereby represents and warrants to each Purchaser as of the date of this Agreement and as of the date of each Closing as follows:

4.1           Organization, Good Standing and Qualification.

(a)              The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.  The Company has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Agreement, the Notes, the Warrants, and the other Transaction Documents to which it is a party; to issue, sell, and deliver the Notes and Warrants and, upon the conversion of the Notes, the Conversion Shares, and upon the exercise of the Warrants, the Warrant Shares; and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and the Affiliated Companies (as defined below), individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company has no direct or indirect Subsidiaries except the Affiliated Companies.  The Company has delivered to the Purchasers true and complete copies of its certificate of incorporation, as amended from time to time (“Certificate”), and bylaws, as in full force and effect on the date hereof.

(b)              Each of BIA and IDI (collectively, the “Affiliated Companies”) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.  Each of the Affiliated Companies has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Agreement, the Notes, and the other Transaction Documents to which it is a party; to issue, sell and deliver the Notes; and, to carry on its business as presently conducted and as presently proposed to be conducted.  Each of the Affiliated Companies is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  Each Affiliated Company has delivered to the Purchasers true and complete copies of its Certificate and bylaws, as in full force and effect on the date hereof.

4.2           Capitalization; Voting Rights.

(a)              The authorized capital of the Company (“Capital Stock”) is as set forth or otherwise described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).  The Notes and Warrants, when issued and paid for in accordance with the terms hereof and thereof, and the Warrant Shares, when issued upon exercise of the Warrants, shall be validly issued, fully paid, non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or “blue-sky” laws and except for those imposed pursuant to this Agreement or any other Transaction Document.  The Company has authorized and reserved for issuance sufficient shares of its Common Stock for issuance upon the conversion of all of the Notes and the exercise of all of the Warrants.  Except as disclosed in Schedule 4.2(a):  (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Affiliated Companies, or contracts, commitments, understandings or arrangements by which the Company or any of the Affiliated Companies is or may become bound to issue additional shares of capital stock of the Company or any of the Affiliated Companies or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of the Affiliated Companies; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of the Affiliated Companies or by which the Company or any of the Affiliated Companies is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of the Affiliated Companies; (v) there are no agreements or arrangements under which the Company or any of the Affiliated Companies is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of the Affiliated Companies which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of the Affiliated Companies is or may become bound to redeem a security of the Company or any of the Affiliated Companies; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and the Affiliated Companies have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of the Affiliated Companies’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(b)              The authorized capital of each of the Affiliated Companies (“Affiliated Company Capital Stock”) is as set forth on Schedule 4.2(b) hereto.  The issued and outstanding Affiliated Company Capital Stock of the Company is held in such amounts as set forth on Schedule 4.2(b) hereto.  All issued and outstanding shares of Affiliated Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable.  Except as set forth on Schedule 4.2(b) hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from any of the Affiliated Companies of any of its securities.

4.3           Authorization; Binding Obligations.

(a)              All corporate action on the part of the Company, its directors, and stockholders necessary for the authorization, sale, issuance, and delivery of the Notes and Warrants and, upon exercise thereof, the Warrant Shares; the authorization, execution, and delivery of this Agreement and the other Transaction Documents; and, the performance of all obligations of the Company hereunder and thereunder, has been taken.  This Agreement, the Notes, the Warrants, and the other Transaction Documents to which it is a party, when executed and delivered, shall be valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

(b)              All corporate action on the part of each of the Affiliated Companies, its respective directors and stockholders necessary for the authorization, sale, issuance, and delivery of the Notes; the authorization, execution, and delivery of this Agreement and the other Transaction Documents; and, the performance of all obligations of the Company hereunder and thereunder, has been taken.  This Agreement, the Notes, and the other Transaction Documents to which it is a party, when executed and delivered, shall be valid and binding obligations of such Affiliated Company enforceable against it in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

4.4           Compliance with Other Instruments.  Each Issuer is in compliance with all of the provisions of its Certificate and bylaws.  The execution, delivery and performance by each Issuer of this Agreement and each of the other Transaction Documents to which it is a party, the issuance by the Company of the Notes and the Warrants and, upon the exercise thereof, the Warrant Shares, and the fulfillment and compliance with the respective terms hereof and thereof by the Issuers, do not and will not (a) conflict with or result in a material breach or violation of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of any Issuer pursuant to, (d) give any third party the right to accelerate any obligation under, or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court, administrative or governmental body, or any third party pursuant to, the Certificate or bylaws of such Issuer, or any law, statute, rule, or regulation to which such Issuer is subject, or any agreement, instrument, order, judgment, or decree to which such Issuer is subject (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board).

4.5              Consents.  None of the Issuers is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which any of the Issuers is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Issuers are unaware of any facts or circumstances that might prevent any of the Issuers from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.  The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

4.6           Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 5 hereof, the issuance of the Notes and the Warrants are duly authorized and, upon issuance, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 150% of the aggregate of the maximum number of shares of Common Stock (the “Required Reserved Amount”) (i) issuable pursuant to the terms of the Notes upon the conversion thereof at the initial conversion price thereof, and (ii) upon exercise of the Warrants at the initial exercise price therefor, without taking into account any limitations on the conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).  Upon issuance of the Conversion Shares pursuant to the terms of the Notes or exercise of the Warrants in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 5 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

4.7           Liens.  The properties and assets of each of the Issuers is free and clear of all Encumbrances other than the security interest of Hitachi Capital America with respect to certain assets of the Company.

4.8           Minimum Financing; Prior Notes Exchanged.  As of the Initial Closing Date, (a) the Issuers shall have received and accepted offers to purchase Notes in the aggregate principal amount of at least $1,900,000, which amount shall include Notes to be issued in exchange for Prior Notes, and (b) all of the Prior Notes in the aggregate principal amount of $900,000 shall have been delivered to the Issuers for cancellation, accompanied by a Note Exchange Agreement executed and delivered by the holders thereof.

4.9           Full Disclosure.  The Company has provided the Purchasers with all the information that the Purchasers have requested in deciding whether to purchase the Notes.  No representation, warranty or statement made in this Agreement, any other Transaction Document, any document filed by the Company with the SEC pursuant to the Exchange Act or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection with the purchase of the Notes contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

4.10          Acknowledgment Regarding Purchaser's Purchase of Securities.  The Issuers acknowledge and agree that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Purchaser is (i) an officer or director of any of the Issuers, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).  The Issuers acknowledge that no Purchaser is acting as a financial advisor or fiduciary of any of the Issuers (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities.  The Issuers further represent to each Purchaser that the Issuers’ decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Issuers and their representatives.

4.11          No General Solicitation; Placement Agent’s Fees.  None of the Issuers, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Issuers shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to Philadelphia Brokerage Corp., as placement agent (the “Placement Agent”) in connection with the sale of the Securities.  The Issuers shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Issuers acknowledge that they have engaged the Placement Agent in connection with the sale of the Securities.  Other than the Placement Agent, none of the Issuers has engaged any placement agent or other agent in connection with the sale of the Securities.

4.12          No Integrated Offering.  None of the Issuers nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Issuers nor any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

4.13          Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

4.14          SEC Documents; Financial Statements.  Except as disclosed in Schedule 4.14, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Purchasers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates and except as disclosed in Schedule 4.14, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Except as disclosed in Schedule 3(k), financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

4.15          Absence of Certain Changes.  Except as disclosed in Schedule 4.15, since December 31, 2011, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 4.15, since December 31, 2011, none of the Issuers has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  None of the Issuers has taken any steps to seek protection pursuant to any bankruptcy law nor does any Issuer have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  The Issuers, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).  For purposes of this Section 4.15, “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 4.21), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

4.16          No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to any Issuer or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

4.17          Conduct of Business; Regulatory Permits.  None of the Issuers is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Certificate of Incorporation or Bylaws (as defined in Section 3(r)) or their organizational charter or memorandum of association or certificate of incorporation or articles of association or bylaws, respectively.  None of the Issuers is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market.  Except as set forth in Schedule 3(n), during the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.18          Foreign Corrupt Practices.  None of the Issuerss, nor any director, officer, agent, employee or other Person acting on behalf of any Issuer, has, in the course of its actions for, or on behalf of, any Issuer (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.19          Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

4.20           Transactions With Affiliates.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of any Issuer is presently a party to any transaction with any Issuer (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of any Issuer, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

4.21          Indebtedness and Other Contracts.  Except as disclosed in Schedule 4.21, none of the Issuers (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 4.21 provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication and other than trade payables entered into in the ordinary course of business consistent with past practice (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.22          Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of any Issuer, threatened against or affecting any Issuer, the Common Stock or any of officer or director of any Issuer, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 4.22.  The matters set forth in Schedule 4.22 would not reasonably be expected to have a Material Adverse Effect.

4.23          Insurance.  The Issuers are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Issuers believes to be prudent and customary in the businesses in which the Issuers are engaged.  None of the Issuers has been refused any insurance coverage sought or applied for and none of the Issuers has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.24         Employee Relations.

(a)              None of the Issuers is a party to any collective bargaining agreement or employs any member of a union.  The Issuers believe that their relations with their employees are good.  No executive officer of any Issuer (as defined in Rule 501(f) of the 1933 Act) has notified such Issuer that such officer intends to leave such Issuer or otherwise terminate such officer’s employment with such Issuer.  No executive officer of any Issuer, to the knowledge of the Issuers, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject any Issuer to any liability with respect to any of the foregoing matters.

(b)              The Issuers are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.25          Title.  The Issuers have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Issuers, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers.   Any real property and facilities held under lease by any Issuer are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Issuers.

4.26          Intellectual Property Rights.  The Issuers own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor necessary to conduct their respective businesses as now conducted in all material respects (“Intellectual Property Rights”).  Except as set forth in Schedule 4.26, none of the Issuers’ Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement.  The Issuers do not have any knowledge of any infringement by any Issuer of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Issuers, being threatened, against any Issuer regarding its Intellectual Property Rights.  None of the Issuers is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Issuers have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, other than with respect to Intellectual Property Rights (such as patents, patent applications, trademarks, service marks, and copyrights) that by their nature involve the disclosure thereof.

4.27          Environmental Laws.  The Issuers (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.28          Subsidiary Rights.  The Company or on of the Affiliated Companies has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of all Affiliated Companies as owned by any Issuer.

4.29          Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities, and for so long any Purchaser holds any Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

4.30          Tax Status.  The Issuers (i) have made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) have set aside on its respective books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

4.31          Internal Accounting and Disclosure Controls.  The Issuers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth in Schedule 4.31, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in Schedule 4.31, during the twelve (12) months prior to the date hereof none of the Issuers has received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.32          Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between any Issuer and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.33          Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.34          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

4.35          U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

4.36          Bank Holding Company Act.  None of the Issuers or any of their affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  None of the Issuers nor any of their affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  None of the issuers or their affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

4.37          No Additional Agreements.  None of the Issuers has any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

4.38          Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than information that will be disclosed in the 8-K Filing (as defined below).  The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby included in the Transaction Documents or disclosure schedules to this Agreement furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Except as disclosed in Schedule 4.38, each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Other than the execution of the Transaction Documents and the closing of the transactions contemplated thereby that will be disclosed in the 8-K filing, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 or elsewhere in the Transaction Documents.

4.39          Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the 1933 Act.

4.40          Stock Option Plans.  Each stock option granted by the Company was granted (i) in accordance with the terms of the applicable equity incentive plan of the Company or, if not granted pursuant to a plan, was duly approved by the board of directors of the Company, and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law.  No stock option granted under the Company's stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

4.41          No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Issuers and the accountants and lawyers formerly or presently employed by the Issuers, and the Issuers are current with respect to any fees owed to their accountants and lawyers which could affect the Issuers’ ability to perform any of their obligations under any of the Transaction Documents.  In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC.  Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4.42          Equity Securities.  None of the Issuers is, directly or indirectly, a party to or otherwise subject to, any agreement to issue, offer, sell, exchange, grant any option or right to purchase, or otherwise dispose of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any Options (as such terms are defined in the Notes), any debt, any preferred stock or any purchase rights) in any way pursuant to or relating to Section 3(a)(9) of the 1933 Act or Section 3(a)(10) of the 1933 Act.

5.           Representations and Warranties of Purchasers.

Each Purchaser hereby represents and warrants to the Issuers as follows effective as of the date of any Closing on which such Purchaser purchased a Note hereunder:

5.1           Requisite Power and Authority.  The Purchaser, if an entity and not a natural person, is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and has full partnership, corporate, or other power and authority under its governing instruments and such laws to conduct its business as now conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  All action on the part of the Purchaser necessary for the authorization, execution, delivery, and performance of all obligations of the Purchaser under this Agreement and the other Transaction Documents to which it is a party has been (or will be) taken prior to or concurrently with the Closing.  Upon their execution and delivery, this Agreement and the other Transaction Documents to which it is a party shall be valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors’ rights, and by general principles of equity that restrict the availability of equitable remedies.

5.2           Investment Representations.  The Purchaser understands that the issuance of the Securities has not been registered under the Securities Act.  The Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement.  The Purchaser hereby represents and warrants to the Company as follows:

5.3           Purchaser Bears Economic Risk.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect such Purchaser’s own interests.  The Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.  The Purchaser understands that the Company has no present intention of registering the Securities.  The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act shall be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Purchaser might propose.

5.4           Acquisition for Own Account.  The Purchaser is acquiring the Securities for the Purchaser’s own account for investment only, and not with a view towards their distribution.

5.5           Purchaser Can Protect Its Interest.  The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

5.6           Accredited Purchaser.  The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.7           OFAC.  To comply with applicable U.S. laws, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), Purchaser represents and warrants that all payments by such Purchaser to the Company and all securities or payments made or distributions paid to the Purchaser from the Company will be made only in the Purchaser’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States.

6.            Survival of Representations and Warranties.

The representations and warranties made herein shall survive any investigation made by the other parties hereto and the Closing.

7.            Post-Closing Covenants.

7.1           Affirmative Covenants of the Issuers.  From the date hereof until the date on which all Notes, or any successor, substitute, or replacement notes shall have been paid in full pursuant to the terms herein and contained in the Notes, the following shall be true and/or each Issuer shall take, or permit or cause to be taken, each of the following actions, as applicable, unless otherwise provided by the prior written consent of Majority Purchasers (as defined below):

7.2           Use of Proceeds.  The Issuers shall use $700,000 of the net proceeds of the sale and issuance of the Notes developed of the Company’s CodecSys system and the remainder for the payment of interest on the Prior Notes and for working capital.

7.3           Information Rights.  The Issuers shall maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied, shall keep full and complete financial records, and shall deliver to the Purchasers, within seven (7) days of request, such financial, contractual, or operational data of the Issuers as the Majority Purchasers (defined below) shall request in writing.

7.4           Priority of Liens and Debt.  The liens and security interests granted by any of the Issuers pursuant to the Transaction Documents, and the obligations secured thereby, shall at all times have first priority.

7.5           Corporate Existence.  Each Issuer shall at all times preserve and keep in full force and effect its corporate existence and licenses, authorizations, permits, rights, and franchises material to the business of the Issuers, and shall qualify to do business as a foreign corporation in all jurisdictions in which the nature of its activities and properties (both owned and leased) makes such qualification necessary.

7.6           Payment of Taxes.  Each Issuer shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon such Issuer or upon its respective income or profits, or upon any respective properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any such properties, provided that the Issuers shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith and by proper proceedings if such Issuer shall have set aside on its books adequate reserves with respect thereto.

7.7           Compliance with Laws, etc.  Each Issuer shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any regulatory agency.

7.8           Reservation of Securities.  The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, sufficient shares of the Common Stock to allow the exercise in full of all of the Warrants and the conversion in full of all the Notes, in each case in accordance with their respective terms.  The Company shall take all such actions as may be necessary to assure that all such Securities may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such Securities may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

7.9           Register; Transfer Agent Instructions.

(a)           The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

(b)           The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or issuable pursuant to the terms of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the "Irrevocable Transfer Agent Instructions").  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7.9(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Purchaser effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves the Conversion Shares or the Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Purchaser, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7.9(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section7.9(b), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.10         Notice of Adverse Change.  The Company shall as promptly as practicable under the circumstances, but in any event within five (5) days, give notice to the Collateral Agent and each Purchaser after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(a)              any Event of Default (as defined in the Notes);

(b)              any other event of noncompliance by any Issuer under this Agreement;

(c)              the institution of an action, suit, or proceeding against any Issuer before any court, administrative agency, or arbitrator including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition, or results of operations of Issuers, taken as a whole, whether or not arising in the ordinary course of business, or an Issuer receives any written demand or notice with respect to any of the foregoing; or

(d)              any information relating to any Issuer which could reasonably be expected to materially and adversely affect the assets, property, business, or condition (financial or otherwise) of such Issuer or its ability to perform the terms of this Agreement or any Note, Warrant , or other Transaction Document.  Any notice given under this section shall specify the nature and period of existence of the condition, event, information, development, or circumstance, the anticipated effect thereof, and what actions any Issuer has taken and/or proposes to take with respect thereto.

7.11          Negative Covenants of the Issuers.  From the date hereof until the date on which all Notes, or any successor, substitute or replacement bonds, shall be paid in full or converted, no Issuer shall take, or permit or cause to be taken, any of the following actions without the prior written consent of the Purchasers:

(a)              Redeem or repurchase any outstanding Capital Stock or declare or pay or set aside for payment any dividend or distribution to any stockholder or on account of any Capital Stock of the Company or the capital stock of the Affiliated Companies (other than repurchases of employee or consultant common stock at cost upon termination of employment or service, or dividends or distributions payable by an Affiliated Company solely to the Company or in connection with the satisfaction of the Company’s obligations under Section 7.1(g)), or repay any amounts of principal, interest, or other obligations arising in connection with any convertible indebtedness of the Company other than on a pari passu basis with the Notes;

(b)              Issue or sell any capital stock of any Issuer other than in connection with the issuance of Warrant Shares to any Purchaser except to raise funds to retire the Notes in whole or in part;

(c)              Create, incur, or suffer to exist any indebtedness other than the following (collectively, “Permitted Indebtedness”):  (i) indebtedness existing on the date hereof; (ii) indebtedness incurred to refund or call the Notes in their entirety; (iii) any indebtedness approved by the holders of the Majority Purchasers; or (iv) any indebtedness secured by equipment subject to the liens existing as of the date hereof in favor of Hitachi Capital America Corp.

(d)              Merge or consolidate any Issuer with or into, or sell, transfer, license, or assign all or any substantial portion of its assets to, any Person, as a result of which merger or consolidation shares representing less than a majority of voting power of the issued and outstanding shares of the surviving or resulting entity were held, directly or indirectly, by the stockholders of the Company immediately prior to such merger or consolidation;

(e)              Sell, lease, or otherwise dispose of properties or assets having a book value representing more than ten percent (10%) of the net tangible assets of the Issuers as a whole as of the end of the most recent fiscal quarter;

(f)              Dissolve or otherwise liquidate any Issuer;

(g)              Engage in any activity outside the ordinary course of business, change the nature of any Issuer’s business operations, or invest any funds in any concern not strictly related to its business;

(h)           Amend any Issuer’s Certificate or bylaws;

(i)           Enter into, directly or indirectly, any material transaction or material group of related transactions (including, without limitation, the purchase, lease, sale, or exchange of properties of any kind or the rendering of any service) with any Affiliate (defined below), except pursuant to the reasonable requirements of any Issuer’s business and upon fair and reasonable terms that are not materially less favorable to such Issuer than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate;

(j)           Directly or indirectly create, incur, assume, or permit to exist (upon the happening of a contingency or otherwise) any Encumbrance on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of any Issuer, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, other than with respect to assets subject to the liens existing as of the date hereof in favor of Hitachi Capital America Corp.; or

(k)           Make any payments or disbursements (whether in a single payment or disbursement or a series of related payments or disbursements) in excess of $5,000, unless such payment is specifically approved (as to the payee, the amount to be paid and the source of the obligation) by a committee of the Company’s board of directors (“Board”) comprising at least three directors, including, if the Company’s chief executive officer is also a director, such chief executive officer, with the members of such committee otherwise to be appointed by the Board at the request of the Collateral Agent in its reasonable discretion.

8.            Consent of Purchasers.

Any action, election, consent, or other right of a Purchaser hereunder may be made, given, and/or exercised in writing by those Purchasers holding sixty six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Notes (“Majority Purchasers”) in their sole discretion.  Such action, election, consent, or other right exercised may be affected by any available legal means, including at a meeting, by written consent, or otherwise.  Any such action, election, consent, or other right exercised by Majority Purchasers shall apply to and be binding upon all Purchasers.

9.            Collateral Agency Provisions.

9.1           Appointment.  Each Purchaser hereby irrevocably appoints and authorizes the Collateral Agent to act as its agent hereunder and under this Agreement and the other Transaction Documents with such powers as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  The Purchasers hereby appoint Amir L. Ecker as the initial Collateral Agent until his resignation or removal pursuant to Section 9.11 of this Agreement.

9.2           Powers and Immunities.  The Collateral Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Transaction Documents, and shall not by reason of this Agreement or any other Transaction Document be a trustee for any Purchaser; (ii) shall not be responsible to the Purchasers for any recitals, statements, representations, or warranties contained in this Agreement or any other Transaction Document, or in any certificate or other document referred to or provided for in, or received by any Purchaser under, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Issuers to perform any of their obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or reasonable collection proceedings hereunder or any other Transaction Document, and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or any other Transaction Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The provisions of Sections 9.1 through 9.11, inclusive, hereof, are solely for the benefit of the Collateral Agent and the other Purchasers, and neither the Issuers nor any other Person (other than the Collateral Agent and the other Purchasers) shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and under the other Transaction Documents, the Collateral Agent shall act solely as agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Issuers or any other Person (other than the Purchasers).  The duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Purchaser.

9.3           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon any certification, notice, or other communication (including any thereof by telephone, facsimile transmission, or electronic mail, including documents utilizing .pdf or similar format) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants, or other experts selected by the Collateral Agent.  As to any matters not expressly provided for by this Agreement or any other Transaction Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder.

9.4           Defaults.  The Collateral Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless the Collateral Agent has received notice from a Purchaser or the Issuers specifying such Default or Event of Default and stating that such notice is a “Notice of Default.”  In the event that the Collateral Agent receives such a notice of the occurrence of a Default or an Event of Default, the Collateral Agent shall give prompt notice thereof to the Purchasers.  The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Purchasers, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Purchasers, provided, further, that to the extent any other provisions of this Agreement or the other Transaction Documents expressly require that any such action be taken or not be taken only with the consent and authorization of or at the request of the Majority Purchasers, the Collateral Agent shall not so act or refrain without the consent or authorization of the Majority Purchasers.

9.5           Rights of Collateral Agent as a Purchaser.  With respect to the Secured Obligations owed to it, the Collateral Agent in its capacity as a Purchaser hereunder shall have the same rights and powers hereunder as any other Purchaser and may exercise the same as though it were not acting as the Collateral Agent, and the term “Purchaser” or “Purchasers” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.  In the event that any successor Collateral Agent is a bank or other licensed financial institution, such successor Collateral Agent may (without having to account therefor to any Purchaser) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Issuers and any Party (and any of their respective Affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent may accept fees and other consideration from the Issuers (in addition to any agency fees and arrangement fees heretofore agreed to between the Issuers and the Collateral Agent) for services in connection with this Agreement or any other Transaction Document or otherwise without having to account for the same to the Purchasers.

9.6           Indemnification.  Each Purchaser severally and not jointly agrees to indemnify the Collateral Agent, to the extent the Collateral Agent shall not have been reimbursed by the Issuers, ratably in accordance with the aggregate of its pro rata share (based on the aggregate principal amount of the Notes then outstanding), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements), or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent.  If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.7           CONSEQUENTIAL DAMAGES.  THE COLLATERAL AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY PURCHASER, ANY ISSUER, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

9.8           Payee of Note Treated as Owner.  The Collateral Agent may deem and treat the payee of any Note as the owner thereof and the holder of the Secured Obligations evidenced thereby for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Collateral Agent.  Any request, authority, or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

9.9           Non-Reliance on Collateral Agent and Other Purchasers.  Each Purchaser agrees that it has, independently and without reliance on the Collateral Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Issuers and the decision to enter into this Agreement and the other Transaction Documents and that it will, independently and without reliance upon the Collateral Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Transaction Documents.  The Collateral Agent shall not be required to keep itself (or any Purchaser) informed as to the performance or observance by the Issuers of this Agreement or any of the other Transaction Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Issuers or any other Person.  Except for notices, reports, and other documents and information expressly required to be furnished to the Purchasers by the Collateral Agent hereunder or under the other Transaction Documents, the Collateral Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the affairs, financial condition or business of the Issuers or any other information which may come into the possession of the Collateral Agent.

9.10          Failure to Act.  Except for action expressly required of the Collateral Agent hereunder or under the other Transaction Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Purchasers of their indemnification obligations under Section 9.1(f) of this Agreement against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking, continuing to take, or failing to take any such action.

9.11          Resignation or Removal of Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving at least thirty (30) days prior notice thereof to the Purchasers and the Issuers and the Collateral Agent may be removed at any time with or without cause by the Majority Purchasers.  Upon any such resignation or removal, the Majority Purchasers shall have the right to appoint a successor, with the prior written consent of the Issuers (which consent shall not be unreasonably withheld or delayed) if at the time of such appointment no Default shall have occurred and be continuing.  If no successor Collateral Agent shall have been so appointed by the Majority Purchasers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s notice of resignation or the removal of the retiring Collateral Agent by the Majority Purchasers, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of Sections 9.1 through 9.10, inclusive, hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder.

9.12          Authority of the Collateral Agent and Limitation of Liability.

(a)              The Collateral Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

(b)              The Issuers agree to indemnify the Collateral Agent and the Collateral Agent’s directors, officers, employees, agents, and representatives, and hold them harmless from any and against all liabilities, losses, actions, suits, or proceedings, at law or in equity, and any other expenses, fees, or charges or any character or nature, including, without limitation, attorneys’ fees and expenses, that the Collateral Agent incurs by reason of its acting as the Collateral Agent under this Agreement, except to the extent the same shall be caused by the Collateral Agent’s gross negligence or willful misconduct.  The terms of this paragraph shall survive termination of this Agreement or resignation of the Collateral Agent.

9.13          Exercise of Remedies.  In the event of the commencement of foreclosure, liquidation, remedy, or action hereunder, the parties hereto will cooperate with each other, to the extent not prohibited by applicable law, in the exercise of the remedies of the Collateral Agent.  Each Purchaser acknowledges and agrees that the liens and security interests granted by the Issuers pursuant to the terms of this Agreement are in favor of the Collateral Agent, for the benefit of the Purchasers, and only the Collateral Agent has the rights and powers of a secured party as provided under the terms of this Agreement and the power to exercise remedies hereunder.

9.14          Provisions Concerning Insurance.  Each party hereto agrees that the Collateral Agent shall be entitled to obtain loss payee endorsements and additional insured status for the ratable benefit of the Purchasers with respect to any and all policies of insurance now or hereafter obtained by the Issuers insuring casualty or other loss to any property of the Issuers in which a lien or security interest has been granted to the Collateral Agent, and, in connection therewith, to file claims, settle disputes, make adjustments and take any and all other actions otherwise permitted to each party hereto in regard thereto which it may then deem advisable with respect to any assets of the Issuers.  The rights and priorities of the parties to any insurance proceeds, however, shall be as provided in this Agreement.

10.           Miscellaneous.

10.1           Governing Law.  This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of law principles.

10.2           Successors and Assigns.  No Issuer shall assign its rights hereunder or any part thereof to any other Person, and any attempted assignment shall be void.  Any Purchaser may assign or transfer any Note that it owns, provided that the assignee of such Note becomes, as of the effective date of any such assignment, a party to the Purchase Agreement.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Securities from time to time.

10.3           Further Assurance.  Each party shall execute such other documents and instruments, give such further assurance and perform such acts as are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

10.4           Entire Agreement.  This Agreement, the Notes, Warrants, and the other Transaction Documents constitute the entire agreement between the Issuers and the Purchasers with respect to the purchase and sale of the Securities and supersede all prior communications and agreements of the Issuers and the Purchaser with respect to the subject matter hereof and thereof.  All Exhibits and Schedules hereto are hereby incorporated herein by reference.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.5           Severability.  In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.6           Amendment.  This Agreement may be amended or modified by the mutual agreement of the Issuers and Majority Purchasers.

10.7           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) three (3) Business Days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to any Issuer shall be sent to the Issuers in care of the Company at 7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047, Attention:  Chief Executive Officer, with a copy to Holland & Hart, 222 S. Main Street, Suite 2200, Salt Lake City, Utah 84101, Attention:  Gregory E. Lindley, in each case with an accompanying electronic mail notice to the Company and its counsel.  All notices to Purchasers shall be sent to the address set forth on the signature pages hereof, with a copy to the Collateral Agent, and to Robert Fisk, Philadelphia Brokerage Corporation (“PBC”), 2 Radnor Corporate Center, Suite 111, Radnor, PA 19087, bfisk@philabrokerage.com.  All notices to the Collateral Agent shall be sent to Amir L. Ecker, ACT Capital Management LLLP, 2 Radnor Corporate Center, Suite 111, Radnor, Pa  19087, amir@actcapitalmanagement.com.  Any of the Issuers, the Collateral Agent, or the Purchasers may designate a new address for notices upon ten (10) Business Days’ advance written notice to the other parties.  For purposes hereof, a “Business Day” is any day other than a Saturday, Sunday, or a holiday on which commercial banks in Pennsylvania generally are not open for the transaction of business.

10.8          Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.9          Counterparts.           This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signatures delivered via electronic mail utilizing .pdf or other format shall be deemed original signatures for all purposes hereunder.

10.10        Waiver of Trial by Jury.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.11        Jurisdiction.  For the purpose of any suit, action, or proceeding arising out of or relating to this Agreement or any other Transaction Document, the Issuers hereby irrevocably consent and submit to the jurisdiction and venue of any of Courts of the Commonwealth of Pennsylvania, including, without limitation, the Court of Common Pleas of Montgomery County and the Federal District Court for the Eastern District of Pennsylvania, and appoint and constitute the Secretary of State of the Commonwealth of Pennsylvania as their agent to accept and acknowledge on its behalf all service of process in connection with any such matter, copies of which process shall be mailed or delivered to the Issuers.  The Issuers irrevocably waive any objection which it may now or hereinafter have to the laying of the venue of any suit, action, or proceeding brought in such court and any claim that such suit, action, or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon the Issuers.  The provisions of this Section 10.11 shall not limit or otherwise affect the right of the Purchasers to institute and conduct action in any other appropriate manner, jurisdiction, or court.

10.12        Expenses.

(a)              At the Closing, the Company shall pay to PBC cash consideration in an amount equal to four percent (4%) of the aggregate principal amount of the Notes issued to new Note holders and two percent (2%) of the aggregate principal amount of the Notes issued to holders of Prior Notes.

(b)              The Issuers shall reimburse PBC for all costs and expenses (including without limitation attorneys’ fees) incurred by PBC in negotiating and effectuating the transactions contemplated herein up to a maximum of $10,000, payable at Closing.

10.13        Independent Counsel.  Each Purchaser hereby acknowledges that Duane Morris LLP acted as counsel to PBC in connection with this Agreement and the transactions contemplated hereby, and that each Purchaser has been instructed to obtain such Purchaser’s own independent legal, accounting, tax, and other advice in connection with the purchase of the Notes hereunder.

10.14        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

10.15        Independent Nature of Buyers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Issuers acknowledge that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Issuers shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Issuers acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Issuers acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

10.16        Indemnification.  In consideration of each Purchaser's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Issuers' other obligations under the Transaction Documents, the Issuers shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Issuers in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Issuers contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Issuers) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities.  To the extent that the foregoing undertaking by the Issuers may be unenforceable for any reason, the Issuers shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

{remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Agreement as of the date first set forth above.

BROADCAST INTERNATIONAL, INC.,
a Utah corporation

By:
James E. Solomon, Chief Financial Officer

BI ACQUISITIONS, INC.,
a Utah corporation

By:
James E. Solomon, Chief Financial Officer

INTERACT DEVICES, INC.,
a California corporation

By:
James E. Solomon, Chief Financial Officer

Collateral Agent

By:
Amir L. Ecker, as Collateral Agent

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $__________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  July __, 2012

INVESTOR

By:

Print Name:

Title:

Name in which
Note(s) and Warrants
are to be registered:

Mailing
Address:

Address for delivery
of Note(s) and Warrants
(if different):

Taxpayer
Identification
Number:

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this ____ day of July, 2012:

PHILADELPHIA BROKERAGE CORPORATION

By:

Title:

EXHIBIT A

Form of Note

{see attached}

EXHIBIT B

Schedule of Purchase Amounts

EXHIBIT C

Form of Warrant

{see attached}

EXHIBIT D

Irrevocable Transfer Agency Instructions

BROADCAST INTERNATIONAL, INC.

July13, 2012

Interwest Transfer Co., Inc.
1981 Murray Holladay Road
Suite 100
Salt Lake City, Utah  84117
Telephone:	(801) 272-9294
Facsimile:	(801) 277-3147
Attention:

Ladies and Gentlemen:

Reference is made to that certain Note and Warrant Purchase and Security Agreement, dated as of July 13, 2012 (the "Agreement"), by and among Broadcast International, Inc., a Utah corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) senior convertible notes (the "Notes") pursuant to which shares of the common stock of the Company, par value $0.05 per share (the "Common Stock") may be issued pursuant to the terms of the Notes, and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

(i) to issue shares of Common Stock upon conversion of the Notes (the "Conversion Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(ii) to issue shares of Common Stock upon exercise of the Warrants (the "Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Conversion Shares and/or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) sales of the Conversion Shares and/or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act ("Rule 144") and (b) if applicable, a copy of such registration statement, then within three (3) business days of your receipt of a Conversion Notice or an Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the Conversion Shares and/or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and/or Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.